UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2015

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01Other Events

PhotoMedex, Inc. (the "Company"), was served on December 20, 2013, with a purported shareholder derivative and class action lawsuit filed in the United States District Court for the Eastern District of Pennsylvania against the Company and its two top executives, Dolev Rafaeli, Chief Executive Officer, and Dennis M. McGrath, President and Chief Financial Officer.   The action alleged various violations of the Federal securities laws between November 7, 2012 and November 14, 2013, including that the Company and its officers made false and misleading statements or failed to disclose material facts concerning the Company's business.  The plaintiffs sought class action status for the suit, as well as an unspecified amount of monetary damages, pre-and post-judgment interest and attorneys' fees, expert witness fees and other costs.  A companion action was brought against the Company and its two officers in the State of Israel, where the Company's shares are traded on the Tel Aviv Stock Exchange.

On March 11, 2015, the United States District Court for the Eastern District of Pennsylvania (the "Court") entered an order preliminarily approving a proposed settlement in this action.  The proposed settlement provides a fund of $1.5 million for the benefit of those persons or entities who purchased securities issued by the Company during the period November 6, 2012 and November 5, 2013, inclusive.

The settlement fund will also pay for plaintiffs' counsel's fees and expenses approved by the Court with respect to the action.  The Company maintains insurance that will help defray the cost of the proposed settlement, and does not expect the proposed settlement to have a material impact on its financial results.

The proposed settlement is subject to final approval by the Court.  A hearing has been scheduled at 9:30 a.m., on July 20, 2015 to determine whether to (i) approve the settlement, (ii) dismiss the action with prejudice, and (iii) provide for the payment of plaintiffs' counsel's attorney's fees and expenses, and consider an application for reimbursement of expenses (including lost wages) of the lead plaintiff.

Forward-Looking Statements

This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, but are not limited to, statements with respect to the proposed settlement and dismissal of the action. The important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, the risk that the proposed settlement may not receive requisite approval, may not have the expected impact, including resolving the action, or may require more activity or expense than expected. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date:	March 31, 2015	By:	/s/ Dolev Rafaeli
Dolev Rafaeli
Chief Executive Officer